UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2006

Liberty Tax Credit Plus III L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-24656	13-3491408
(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 517-5700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 12, 2006, Liberty Tax Credit Plus III L.P. (“Liberty III”) issued a press release announcing that it recently became aware of a tender offer by Peachtree Partners, Ira Gaines and Barry Zemel (collectively, the “Offerors”) to purchase outstanding limited partnership units of Liberty III. The Offerors seek to purchase no more than 4.9% of Liberty III’s units (including the units that they currently own) at a price of $30 per unit, less certain reductions to that purchase price (including an “administrative fee” of $150 per selling investor) as described in the Offerors’ written tender offer materials dated September 20, 2006. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

This Current Report on Form 8-K and the press release attached as an exhibit hereto contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and also include a cautionary statement identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits
Exhibit Number	Description
99.1	Press Release issued October 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX CREDIT PLUS III L.P.

By:	Related Credit Properties III L.P., a
General Partner

By:	Related Credit Properties Inc., its
General Partner

Date: October 12, 2006	By:	/s/ Alan P. Hirmes
Alan P. Hirmes

Director, President, Chief Executive Officer and Chief Financial Officer

and

By:	Liberty GP III Inc., a General Partner

Date: October 12, 2006	By:	/s/ Alan P. Hirmes
Alan P. Hirmes

Director, President, Chief Executive Officer and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release issued October 12, 2006.